Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement (No. 333-273490) on Form S-4 of Frequency Therapeutics, Inc. of our report dated March 10, 2023, relating to the consolidated financial statements of Frequency Therapeutics, Inc., appearing in the Proxy Statement and Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Proxy Statement and Prospectus.

/s/ RSM US LLP

Boston, Massachusetts
September 28, 2023